Exhibit 16.1

January 29, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Civista Bancshares, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 29, 2021, and we agree with such statements concerning our firm.

/s/ S. R. Snodgrass, P.C.

S.R. Snodgrass, P.C.
Cranberry Township, Pennsylvania

cc:	Mr. Allen Nickles, CPA

Audit Committee Chairman

Civista Bancshares, Inc.